Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LiveXLive Media, Inc.

Beverly Hills, CA

We hereby consent to the incorporation by reference in the Registration Statement of our report dated July 14, 2021, relating to the consolidated financial statements of LiveXLive Media, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Los Angeles, California

August 23, 2021